EXHIBIT 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Pine Tree Acquisition Corp.

We consent to the inclusion in the Registration Statement on Form S-1, including any amendments thereto, of our report dated March 13, 2026, except for Note 9 and its related effects on the financial statements, as to which the date is June 29, 2026, relating to the balance sheets of Pine Tree Acquisition Corp. as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2025, and for the period from May 31, 2024 (inception) through December 31, 2024, and the related notes.

We also consent to the reference to our firm under the caption “Experts.”

Aloba, Awomolo & Partners - PCAOB ID#7275

Ibadan, Nigeria

July 21, 2026